UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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☒	CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 30, 2018

Commission File Number 001-35844
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Pinnacle Foods Inc.
(Exact name of registrant as specified in its charter)
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Delaware	35-2215019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Jefferson Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 541-6620
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 30, 2018, Pinnacle Foods Finance LLC (the “Borrower”), an indirect wholly-owned subsidiary of Pinnacle Foods Inc., entered into the First Amendment (the “First Amendment”) to the Fourth Amended and Restated Credit Agreement, dated as of March 15, 2018 (the “Credit Agreement”), among the Borrower, Peak Finance Holdings LLC, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent, collateral agent and swingline lender, to establish incremental term loans in an aggregate principal amount of $250 million (the “Incremental Term Loans”), which Incremental Term Loans have the same terms and are part of the same class as the existing Initial B Term Loans under the Credit Agreement.
The proceeds of the Incremental Term Loans were used, together with cash on hand and $100 million under the Borrower’s revolving credit facility, to redeem all of the Issuers’ (as defined below) outstanding 4.875% Senior Notes due 2021. The annualized interest savings as a result of the refinancing will be approximately $3.8 million.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth above under Item 1.01 with respect to the First Amendment to the Credit Agreement is incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
On May 30, 2018, the Borrower and Pinnacle Foods Finance Corp. (“Finance Co.” and, together with the Borrower, the “Issuers”) redeemed all of its outstanding 4.875% Senior Notes due 2021 (the “Notes”) issued under the Indenture dated as of April 29, 2013, among the Issuers, the guarantors party thereto and Wilmington Trust, National Association, as trustee, at a redemption price of 101.219% of the principal amount of the Notes plus accrued and unpaid interest and additional interest, if any, to, but excluding, May 30, 2018.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
10.1
First Amendment, dated as of May 30, 2018, to the Fourth Amended and Restated Credit Agreement, dated as of March 15, 2018, by and among Pinnacle Foods Finance LLC, Peak Finance Holdings LLC, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent, collateral agent, and swing line lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PINNACLE FOODS INC.

By:	/s/ CRAIG STEENECK

Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer
Date:	May 31, 2018

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1
First Amendment, dated as of May 30, 2018, to the Fourth Amended and Restated Credit Agreement, dated as of March 15, 2018, by and among Pinnacle Foods Finance LLC, Peak Finance Holdings LLC, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent, collateral agent, and swing line lender.